Exhibit 99.1

FORTE BIOSCIENCES, INC. ANNOUNCES THIRD QUARTER 2022 RESULTS AND PROVIDES BUSINESS UPDATE

-FB-102 Continues to Advance Towards the Clinic and Holds Significant Market Potential Across a Variety of Indications

-Leadership Strengthened with the Appointment of Scott Brun, M.D. to the Board of Directors-

-Ended third quarter 2022 with approximately $44.0 million in cash and cash equivalents-

DALLAS, TX – NOVEMBER 14, 2022 – Forte Biosciences, Inc. (www.fortebiorx.com) (NASDAQ: FBRX), a biopharmaceutical company focused on autoimmune diseases, today announced third quarter 2022 results and provided a business update.

“Forte is making excellent progress with its lead program FB-102, which is a direct result of the team’s hard work and diligent efforts. FB-102 holds significant potential in a variety of indications with market potential in excess of $6 billion.” said Paul Wagner, Ph.D., Chairman and Chief Executive Officer of Forte Biosciences. “FB-102 is expected to be in the clinic late 2023 or early 2024. Beyond FB-102, the Forte team continues to explore additional opportunities for pipeline development to drive long-term value creation.”

Third Quarter 2022 Business Highlights

In November 2022, Forte appointed Scott Brun, M.D. to its board of directors, which further strengthened Forte’s board of directors. Dr. Brun is currently a Venture Partner at Abingworth and in addition to his consulting practice, he is also a Senior Advisor for Horizon Therapeutics, and a Senior Medical Advisor at Launch Therapeutics. Dr. Brun previously served in numerous executive capacities at AbbVie most recently as Head of AbbVie Ventures, and previously as Head of Pharmaceutical Development.    Dr Brun received his M.D. at The Johns Hopkins University School of Medicine.

“Given Dr. Brun’s extensive experience in pharmaceutical product development, R&D and scientific affairs, his agreeing to join our board is pivotal for Forte. We are extremely fortunate to have board members of Dr. Brun’s caliber join the team to help guide the pipeline development.” said Paul Wagner, Ph.D., Forte’s Chairman and CEO.

Forte ended the third quarter of 2022 with approximately $44.0 million in cash and cash equivalents. Forte had approximately 21.0 million shares of common stock outstanding as of September 30, 2022.

Third Quarter 2022 Operating Results

Research and development expenses were $1.4 million and $5.7 million for the three months ended September 30, 2022 and 2021, and $3.1 million and $12.5 million for the nine months ended September 30, 2022 and 2021, respectively. The decreases in 2022 were primarily due to the wind down of our FB- 401 program as the Company began the shift in development activities to autoimmune indications with FB-102. While research and development expenses decreased in 2022 compared to 2021, we anticipate research and development expenses to increase in the future as we continue to develop our current lead product candidate, FB-102.

General and administrative expenses were $2.0 million for the three months ended September 30, 2022 and 2021. General and administrative expenses remained relatively flat as an increase in legal and professional expenses of $0.4 million was mostly offset by a decrease of approximately $0.4 million in payroll and related expenses. General and administrative expenses were $5.9 million and $5.7 million for the nine months ended September 30, 2022 and 2021, respectively. The increase of $0.2 million was primarily due to an increase in stock-based compensation expenses.

Net losses per share were ($0.18) and ($0.54) for the three months ended September 30, 2022 and 2021, and ($0.56) and ($1.34) for the nine months ended September 30, 2022 and 2021, respectively.

Balance Sheets

FORTE BIOSCIENCES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and par value data)

	September 30, 2022	December 31, 2021
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$44,048	$42,044
Prepaid expenses and other current assets	546	476

Total current assets	44,594	42,520

Other assets	534	786

Total assets	$45,128	$43,306

Liabilities, convertible preferred stock and stockholders’ equity
Current liabilities:
Accounts payable	$1,191	$946
Accrued liabilities	1,102	812

Total current liabilities	2,293	1,758
Commitments and contingencies (Note 4)
Series A Convertible Preferred Stock, $0.001 par value; 10,000,000 shares authorized and 0 shares issued and outstanding as of September 30, 2022 (unaudited) and December 31, 2021; aggregate liquidation preference of $0 as of September 30, 2022 (unaudited) and December 31, 2021	—	—
Stockholders’ equity
Common stock, $0.001 par value: 200,000,000 shares authorized as of September 30, 2022 (unaudited) and December 31, 2021; 21,000,069 and 14,754,447 shares issued and outstanding as of September 30, 2022 (unaudited) and December 31, 2021, respectively	21	15
Additional paid-in capital	124,981	114,698
Accumulated deficit	(82,167)	(73,165)

Total stockholders’ equity	42,835	41,548

Total liabilities, convertible preferred stock and stockholders’ equity	$45,128	$43,306

Statements of Operations

FORTE BIOSCIENCES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except share and per share amounts)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2022	2021	2022	2021
Operating expenses:
Research and development	$1,379	$5,656	$3,106	$12,501
General and administrative	2,044	2,043	5,851	5,686

Total operating expenses	3,423	7,699	8,957	18,187

Loss from operations	(3,423)	(7,699)	(8,957)	(18,187)
Other income (expense), net	23	(52)	(45)	(180)

Net loss	$(3,400)	$(7,751)	$(9,002)	$(18,367)

Per share information:
Net loss per share - basic and diluted	$(0.18)	$(0.54)	$(0.56)	$(1.34)
Weighted average shares outstanding, basic and diluted	18,927,446	14,241,220	16,164,770	13,702,727

Additional detail on our financial results for the third quarter of 2022 can be found in Forte’s Form 10-Q as filed with the SEC on November 14, 2022. You can also find more information in the investor relations section of our website at www.fortebiorx.com.

About Forte

Forte Biosciences, Inc. is a biopharmaceutical company and the lead product, FB-102, is a proprietary molecule with potentially broad autoimmune applications.

Forward Looking Statements

Forte cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negatives of these terms or other similar expressions. These statements are based on the Company’s current beliefs and expectations. Forward looking statements include statements regarding Forte’s beliefs, goals, intentions and expectations regarding its product candidates. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation: risks related to Forte’s ability to obtain sufficient additional capital to continue to advance Forte’s product candidates and preclinical programs; results from early-preclinical studies may not be predictive of results from later-stage studies or clinical trials; uncertainties associated with the clinical development and regulatory approval of Forte’s product candidates, including potential delays in the commencement, enrollment and completion of clinical trials; the risk that interim results of clinical trials do not necessarily predict final results and that one or more of the clinical outcomes may materially change as patient enrollment continues, following more comprehensive reviews of the data, and as more patient data become available; the risk that unforeseen adverse reactions or side effects may occur in the course of developing and testing product candidates; risks associated with the failure to realize any value from product candidates and preclinical programs being developed and anticipated to be developed in light of inherent risks and difficulties involved in successfully bringing product candidates to market; and risks related to the impact of the COVID-19 outbreak on Forte’s operations, the biotechnology industry and the economy generally. Information on these and additional risks, uncertainties, and other information affecting Forte’s business and operating results is contained in Forte’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 as filed with the Securities and Exchange Commission on November 14, 2022 and in its other filings with the Securities and Exchange Commission. All forward-looking statements in this press release are current only as of the date hereof and, except as required by applicable law, Forte undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Contact:

LifeSci Advisors

Mike Moyer, Managing Director

mmoyer@lifesciadvisors.com